FOR IMMEDIATE RELEASE Contact: Barbara K. Hembree

November 21, 2006 317.465.0445

bhembree@fhlbi.com

Federal Home Loan Bank of Indianapolis Announces

Results of Board of Director Elections

Indianapolis, IN--The Federal Home Loan Bank of Indianapolis (FHLBI) announced today the certified results of elections to its Board of Directors for terms beginning January 1, 2007, and ending December 31, 2009. Thomas R. Sullivan, an incumbent director, was re-elected to the open seat representing the State of Michigan. Sullivan is President & CEO of Firstbank Corporation, Alma, Mich. Elected to their first full terms to represent the State of Indiana were Gregory F. Ehlinger, Senior Vice President & CFO, Irwin Union Bank & Trust Company, Columbus, Ind.; and Jeffrey A. Poxon, Senior Vice President-Investments & Chief Investment Officer, Lafayette Life Insurance Company, Lafayette, Ind. Ehlinger and Poxon also currently serve on the Board as they had been appointed to fill unexpired terms of previously elected directors who were unable to complete their terms.

Safe Harbor Statement

This document contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance, which are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically reports on Form 10-K and Form 10-Q including risk factors that could cause actual results to differ from forward-looking statements. These reports are available at www.sec.gov

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The Federal Home Loan Bank of Indianapolis is one of 12 regional banks that make up the Federal Home Loan Bank System. FHLBanks are government-sponsored enterprises created by Congress to ensure access to low-cost funding for insured financial institutions, such as commercial banks, savings institutions, credit unions, and insurance companies. FHLBanks are privately capitalized and funded, and receive no Congressional appropriations.

The FHLBI promotes Building Partnerships, Serving Communities by serving as a wholesale source of funds for chartered financial institutions throughout Indiana and Michigan. For more information about the FHLBI, visit www.fhlbi.com.